Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

Western Midstream Partners, LP

9950 Woodloch Forest Drive, Suite 2800

The Woodlands, Texas 77380

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Western Midstream Operating, LP, a Delaware limited partnership (“WES Operating”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)      common units representing limited partner interests in the Partnership (“Common Units”);

(ii)     preferred units representing limited partner interests in the Partnership (“Preferred Units”); and

(iii)    debt securities of WES Operating (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”).

The Common Units, the Preferred Units and the Debt Securities are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued under the Indenture, dated as of May 18, 2011 (the “Senior Indenture”) among WES Operating, its former subsidiary guarantors and Computershare Trust Company, National Association (successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”) and the Subordinated Debt Securities will be issued under a subordinated base indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), that WES Operating will enter into with the Trustee, the form of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement and the exhibits thereto; (ii) the Partnership’s Certificate of Limited Partnership, as amended to date (the “Certificate of Limited Partnership”); (iii) the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended to date (the “Partnership Agreement” and, together with the Certificate of Limited Partnership, the “Partnership Organizational Documents”); (iv) the Certificate of Formation of Western Midstream Holdings, LLC (f/k/a Western Gas Equity Holdings, LLC), a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date; (v) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, as amended to date; (vi) the Certificate of Limited Partnership of WES Operating, as amended to date (the “WES Operating Certificate of Limited Partnership”); (vii) the Third Amended and Restated Agreement of

SIDLEY AUSTIN LLP IS A LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN PARTNERSHIPS.

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Limited Partnership of WES Operating, as amended to date (the “WES Operating Partnership Agreement” and, together with the WES Operating Certificate of Limited Partnership, the “WES Operating Organizational Documents”); (viii) the Certificate of Formation of Western Midstream Operating GP, LLC (f/k/a Western Gas Holdings, LLC), a Delaware limited liability company and the general partner of WES Operating (the “WES Operating GP” and, together with the Partnership, WES Operating, and the General Partner, collectively, the “WES Entities”), as amended to date; (ix) the Third Amended and Restated Limited Liability Company Agreement of WES Operating GP, as amended to date; and (x) the resolutions adopted by the board of directors of the General Partner (the “Partnership Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the WES Entities and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the WES Entities.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    With respect to an offering of Common Units covered by the Registration Statement, such Common Units will be duly authorized, validly issued and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units and will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Common Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Partnership Board or a duly authorized committee thereof shall have taken all necessary action authorizing the issuance and sale of such Common Units in conformity with the Partnership Organizational Documents; and (iv) certificates representing such Common Units shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor or, if any such Common Units are to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Common Units in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

2.    With respect to an offering of Preferred Units covered by the Registration Statement, such Preferred Units will be duly authorized, validly issued and purchasers of such Preferred Units will have no obligation, solely by reason of their ownership of such Preferred Units, to make any contributions to the Partnership or any further payments for their purchase of such Preferred Units and will have no personal liability, solely by reason of their ownership of such Preferred Units, to creditors of the Partnership for any of its debts, liabilities or other obligations when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Preferred Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Partnership Board or a duly authorized committee thereof shall have

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taken all necessary action (A) authorizing the issuance and sale and (B) establishing the designations, preferences, rights, qualifications, limitations or restrictions, in each case, of such Preferred Units in conformity with the Partnership Organizational Documents; and (iv) certificates representing such Preferred Units shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor or, if any such Preferred Units are to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Preferred Units in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

3.    The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of WES Operating when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary limited partnership action shall have been taken by WES Operating to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the applicable Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by such Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by WES Operating and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the WES Operating GP (in the case of such an officers’ certificate), in each case in accordance with the provisions of the WES Operating Organizational Documents, final resolutions of the sole member of WES Operating GP and the applicable Indenture; and (v) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the WES Operating GP, authenticated by the Trustee and issued, all in accordance with the WES Operating Organizational Documents, final resolutions of the sole member of WES Operating GP, the applicable Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

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For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(a)    the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(b)    the execution, delivery and performance by WES Operating of such Debt Securities, the applicable Indenture, and the issuance sale and delivery of the Debt Securities will not (i) contravene or violate the WES Operating Organizational Documents, (ii) violate any law, rule or regulation applicable to WES Operating, (iii) result in a default under or breach of any agreement or instrument binding upon WES Operating or any order, judgment or decree of any court or governmental authority applicable to WES Operating or (iv) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(c)    the authorization thereof by the applicable WES Entity, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(d)    the Partnership Organizational Documents and the WES Operating Organizational Documents, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture and each indenture supplement to the Subordinated Indenture, will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP